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Exhibit 3

Form 52-109F2 — Certification of Interim Filings

I, John D. Simonetti, the Interim Chief Financial Officer of MI Developments Inc., certify that:

  1.
  I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers' Annual and Interim Filings) of MI Developments Inc. (the issuer) for the interim period ending June 30, 2006;

  2.
  Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings;

  3.
  Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings; and

  4.
  I am responsible for establishing and maintaining disclosure controls and procedures for the issuer, and I have designed such disclosure controls and procedures, or caused them to be designed under my supervision, to provide reasonable assurance that material information relating to the issuer, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which the interim filings are being prepared.

Date: August 10, 2006

/s/ John D. Simonetti John D. Simonetti Interim Chief Financial Officer

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  Exhibit 3
Form 52-109F2 — Certification of Interim Filings